Presentation to the Board of Directors January 17, 2005 Banc of America Securities provides investment banking and securities products domestically and offshore. Other products and services, including products and services that may be referenced in the accompanying materials, may be provided through affiliates of Banc of America Securities. Banc of America Securities prohibits employees from offering a favorable research rating or specific price target or changing a rating or target to get a mandate and Banc of America Securities prohibits research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients. Copyright 2004 Banc of America Securities LLC. Banc of America Securities LLC, member NYSE/NASD/SIPC, is a subsidiary of Bank of America Corporation. Project Alphabet

These materials are based solely on information contained in publicly available documents and certain other information provided by the managements of L and U. Banc of America Securities LLC ("BAS") has had discussions with certain senior officers of L and U, but does not assume responsibility for the accuracy, completeness or reasonableness of information provided to BAS in such discussions or otherwise and has not attempted independently to investigate or verify such publicly available information, projections, or other information provided to BAS and included herein or otherwise used. With respect to the projections included herein, we have been directed by the management of L to rely on certain publicly available projections and we have assumed that, in the good faith belief of the management of L, such forecasts reflect the best currently available estimates of the future financial performance of L and U. BAS, with your consent, has relied, without independent investigation, upon the accuracy, completeness and reasonableness of such publicly available information and upon the managements of L and U with respect to such projections and other information provided to BAS. Projections involve elements of subjective judgment and analysis, and there can be no assurance that such projections will be attained. BAS independently has not attempted to investigate or to verify such publicly available information, or other information provided to BAS and included herein or otherwise used. BAS expresses no opinion as to such projections or the assumptions underlying them. These materials are being furnished and should be considered only in connection with the oral briefing being provided by BAS in connection herewith. The preparation of these materials was completed on January 15th, 2005. These materials are intended for the benefit and use of L and may not be reproduced, disseminated, quoted or referred to, in whole or in part, or used for any other purpose, without the prior written consent of BAS.

Table of Contents Transaction Overview Relative Value Considerations

I. Transaction Overview

L has reached tentative agreement with the Special Committee of U and its advisors regarding the terms of a transaction by which L will consolidate the 45.8%(a) minority interest of U In the proposed transaction, U minority stockholders will receive the following: 0.2155 shares of L Class A common stock, or, at their election, $9.58 / share in cash, up to a maximum of 20% of value of overall consideration received by U minority stockholders in the aggregate The transaction will be structured as an IRS 351 transaction, via the formation of a new holding company Tax-free transaction Ten-member Board with five members from each of L and U's Boards CEO of U will become CEO of merged entity Transaction is subject to, among other customary conditions, the following: Affirmative vote of a majority of minority U stockholders Majority vote of L stockholders (M executed an agreement to vote his 26.5% voting stake in favor of the transaction) The transaction is beneficial to both companies' stockholders The combination creates one of the largest owners and operators of broadband communications systems outside the US More than 25 million RGUs; Market capitalization in excess of $10 billion; Over $1.5 billion in pro forma EBITDA; and Well-capitalized with a strong balance sheet Simplified corporate and ownership structure Realization of operating synergies Elimination / reduction of L's holding company discount Transaction Summary Estimated, pro forma for U stock acquisition of L interest in Metropolis.

CONFIDENTIAL

Transaction Summary

(In millions, except per share amounts)

	L	U		
			Proposed Transaction Price	
	Current	Current	All Stock	Cash Election (20%)
Current Price Per Share (1/14/05)	$43.69	$9.64	$9.42	$9.58
Implied Exchange Ratio:				
U / L	--	0.2206x	0.2155x	0.2193x
L / U	--	4.5322x	4.6404x	4.5605x
Premium to:				
Current (1/14/05)	--	--	(2.3%)	(0.6%)
1 Month Prior (12/14/04)	--	11.2%	8.6%	10.5%
3 Months Prior (10/15/04)	--	31.7%	28.6%	30.9%
6 Months Prior (7/14/04)	--	44.1%	40.7%	43.2%
Spin-Off Date (6/2/04)	--	29.4%	26.4%	28.6%
Current Fully-Diluted Shares Outstanding	174	807 (a)	807 (a)	807 (a)
U Minority Shares Outstanding	--	366	366	366
Equity Value	$7,590	$7,781	$7,599	$7,732
Adjusted Enterprise Value (b)	--	10,908	10,726	10,859
Adjusted Enterprise Value / 2005E EBITDA (b)	--	9.4x	9.2x	9.4x
Total Merger Consideration Value for U Minority Stockholders	--	$3,531	$3,449	$3,461 (c)
Pro Forma Ownership:				
New L Class A Shares Issued	--	81	79	63
L Stockholders' Pro Forma Economic Ownership		68%	69%	73%
U Minority Stockholders' Pro Forma Economic Ownership		32%	31%	27%

Source: Company information and Wall Street research.
(a) Estimated, pro forma for U stock acquisition of L interest in Metropolis.
(b) Cable-only, adjusted for value of public securities and unconsolidated assets.
(c) Assumes maximum 20% cash consideration is received by U stockholders.

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CONFIDENTIAL

Transaction Structure

At present, the cash consideration is at a premium to the stock consideration; above an L stock price of $44.45, the stock consideration will be more attractive than the cash election

(in millions, except per share amounts)

Options For U Stockholders	Consideration Received per U Share	Implied Value per U Share	Premium / (Discount) to Current	Premium / (Discount) to 1-Month Prior Price	Implied Exchange Ratio U / L	Implied Exchange Ratio L / U	Implied 2005E EBITDA Multiple (a)
Stock-for-Stock	0.2155x L Stock	$9.42	(2.3%)	8.6%	0.2155x	4.6404x	9.2x
Cash Election (up to 20%)	$9.58 Cash	$9.58	(0.6%)	10.5%	0.2193x	4.5605x	9.4x

% of U stockholders Exercising Cash Election	Weighted Avg. Consideration per U Share	Premium / (Discount) to Current	Premium / (Discount) to 1 Month Prior	L Shares Issued to U	Total Consideration to U Stockholders: L Stock	Cash	Total	L Ownership of Combined Entity: Economic	Voting
0%	$9.42	(2.3%)	8.6%	79	$3,449	$0	$3,449	69%	76%
5%	9.42	(2.2%)	8.7%	75	3,277	175	3,452	70%	77%
10%	9.43	(2.2%)	8.8%	71	3,104	351	3,455	71%	78%
15%	9.44	(2.1%)	8.9%	67	2,932	526	3,458	72%	79%
20% or more	9.45	(2.0%)	9.0%	63	2,759	702	3,461	73%	80%

Source: Company information and Wall Street research.
Note: Based on U stock price of $9.64 and L stock price of $43.69 as of January 14, 2005.
(a) Cable-only, adjusted for value of public securities and unconsolidated assets.

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CONFIDENTIAL Relative Stock Price Performance U’s stock price has outperformed L and the cable peer group since L’s spin-off in June 2004 12/14/04 Last trading day prior to initiation of transaction discussions 140 between L and U 130 29.4% 120 13.9% (a) Indexed 13.8% Stock 110 11.8% (b) Performance Post L 100 Spin-Off 90 80 70 06/02/04 06/25/04 07/22/04 08/16/04 09/10/04 10/05/04 10/29/04 11/24/04 12/17/04 01/14/05 L U European Cable Index US Cable Index Since L Spin-Off Last Six Months Last Three Months Last Month L 1 3.8% 27.8% 25.8% (3.6%) Summary U 2 9.4% 45.4% 31.7% 11.2% Stock Performance European Cable 1 2.9% 18.6% 16.6% 8.8% US Cable 1 2.3% 18.0% 12.8% (0.8%) 100.0 Source: FactSet Research Systems, Inc. 8 (a) US Cable Index includes Cablevision, Charter, Comcast, Insight and Mediacom. (b) European Cable Index includes NTL and Telewest.

CONFIDENTIAL

Historical Exchange Ratio Analysis

The proposed 0.2155x exchange ratio is at the high end of the range of exchange ratios implied by the market prices of U and L since June 2004

Historical Exchange Ratio (U / L)


12/14/04
Last trading day prior to initiation of transaction discussions between L and U
0.2255x
0.2155
0.2055
0.1955
0.1855
0.1755
6/2/04
6/22/04
7/13/04
8/2/04
8/23/04
9/12/04
10/3/04
10/23/04
11/13/04
12/3/04
12/24/04
1/14/05

Summary Statistics

	Average Exchange Ratio		Premium (Discount) to Current Exchange Ratio	Implied U Stock Price
	U / L	L / U		
Current	0.2206x	4.5322x	-	$9.64
1-Month	0.2087x	4.7923x	(5.4%)	9.12
3-Months	0.2060x	4.8555x	(6.7%)	9.00
Since Spin-Off	0.2054x	4.8696x	(6.9%)	8.97
High (7/20/04)	0.2239x	4.4661x	1.5%	9.78
Low (9/30/04)	0.1853x	5.3972x	(16.0%)	8.09

Note: Assumes U stock price of $9.64 and L stock price of $43.69 as of 1/14/05.

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CONFIDENTIAL II. Relative Value Considerations 10

CONFIDENTIAL Relative Value Considerations Implied Exchange Ratio Summary Exchange Ratio prior to initiation of Deal Exchange Ratio: transaction discussions (12/14/04): 0.2155x / 4.6404x 0.1914x / 5.2249 Historical Stock Price High and low exchange ratio since 0.1853x 0.2239x Performance L spin-off 5.3972x 4.4661x 0.2105x 0.2392x 10% - 25% squeeze-out premium to 4.7499x 4.1799x one-month prior exchange ratio Analysis of Premiums Paid 10% - 25% squeeze-out premium to 0.2427x 0.2758x current exchange ratio 4.1201x 3.6257x 0.1886x 0.2357x U valued at public market price as of 5.3035x 4.2428x 1/14/05 U valued using comparable company 0.1809x 0.2262x Relative Value (a) trading multiples 5.5272x 4.4218x U valued using DCF methodology 0.1957x 0.2447x 5.1086x 4.0869x U / L Exchange Ratio 0.1555x 0.1755x 0.1955x 0.2155x 0.2355x 0.2555x 0.2755x 0.2955x L / U Exchange Ratio 6.4309x 5.6980x 5.1151x 4.6404x 4.2463x 3.9139x 3.6298x 3.3841x 11 (a) Based on a sum-of-the parts valuation for L with a 0 - 20% HoldCo discount and U valued as indicated.

CONFIDENTIAL

Relative Value Considerations

Comparative Trading Analysis

(In millions, except per share amounts)

Public Market Valuation

	L		U
Current Share Price (01/14/05)	$43.69		$9.64
Fully Diluted Shares Outstanding	174 [a]	% from U	807 [b]
Equity Value	$7,590	55.1%	$7,781
Plus: Net Debt	$783 [c]		$3,642
Enterprise Value	$8,374		$11,422
Less: Unconsolidated & Public Investments	($242)		($514)
Adjusted Enterprise Value	$8,132		$10,908

Financial Performance

	L Ownership %	Proportionate 2005E	Proportionate 2008E	'05 - '08 CAGR	U 2005E	U 2008E	'05 - '08 CAGR
EBITDA							
U	53.8%	$625	$779	8%	$1,161	$1,448	8%
JCOM	45.4%	263	433	18%			
JPC	50.0%	44	121	40%			
L Cablevision PR	100.0%	34	50	14%			
Total EBITDA		$966	$1,384	13%	$1,161	$1,448	8%
Adjusted Enterprise Value / EBITDA		8.4x			9.4x		

Source: Company information and Wall Street research.

- Pro forma for repurchase of 3 mm shares from Comcast.
- Pro forma for shares issued to L as consideration for acquisition of L stake in Metropolis.
- Calculated as attributable net debt proportional to L ownership in its subsidiaries.

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CONFIDENTIAL

Relative Value Considerations

Historical Stock Price Performance and Exchange Ratio Analysis

Period	Dates	L Price	U Price	Exchange Ratio (a) U / L	Exchange Ratio (a) L / U	Implied U Price Based on Current L Close	Implied Stock-for-Stock Transaction Premium to Current Stock Price	Implied Stock-for-Stock Transaction Premium to Current Exchange Ratio
Proposed Transaction (stock-for-stock)	--	--	--	0.2155x	4.6404x	$9.42		
Proposed Transaction (cash)	--	--	--	0.2193x	4.5605x	9.58		
Current	1/14/05	$43.69	$9.64	0.2206x	4.5322x	9.64	(2.3%)	(2.3%)
1-Week Prior	1/7/05	43.41	9.19	0.2117x	4.7236x	9.25	2.5%	1.8%
1-Month Prior	12/14/04	45.30	8.67	0.1914x	5.2249x	8.36	8.6%	12.6%
2-Months Prior	11/15/04	40.20	8.20	0.2040x	4.9024x	8.91	14.8%	5.6%
3-Months Prior	10/15/04	34.72	7.32	0.2108x	4.7432x	9.21	28.6%	2.2%
Spin-Off Date	6/2/04	38.40	7.45	0.1940x	5.1544x	8.48	26.4%	11.1%
1-Week Average	1/7/05 - 1/14/05	43.27	9.38	0.2168x	4.6135x	9.47	0.4%	(0.6%)
1-Month Average	12/14/04 - 1/14/05	45.08	9.40	0.2087x	4.7923x	9.12	0.2%	3.3%
2-Month Average	11/15/04 - 1/14/05	43.91	8.93	0.2034x	4.9169x	8.89	5.4%	6.0%
3-Month Average	10/15/04 - 1/14/05	41.35	7.58	0.2060x	4.8555x	9.00	24.2%	4.6%
Since Spin-Off Average	6/2/04 - 1/14/05	36.93	7.58	0.2054x	4.8696x	8.97	24.2%	4.9%
Since Spin-off High	9/30/04	33.36	7.47	0.2239x	4.4661x (b)	9.78	26.0%	(3.8%)
Since Spin-off Low	7/20/04	34.92	6.47	0.1853x	5.3972x (c)	8.09	45.5%	16.3%

Source: Factset.
(a) Exchange ratios are based on average exchange ratio over the indicated time period vs. taking average stock prices to determine the exchange ratio.
(b) Reflects the date after the L spin-off on which the U / L exchange ratio reached its high.
(c) Reflects the date after the L spin-off on which the U / L exchange ratio reached its low.

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CONFIDENTIAL

Relative Value Considerations

Wall Street Research Analyst Target Prices

	Broker	Report Date	Target Share Price	Premium to Current (1/14/05)
U	Morgan Stanley	1/14/2005	$11.00	14.1%
	Stifel Nicolaus	11/11/2004	13.00	34.9%
	Janco Partners	11/8/2004	12.43	28.9%
	Independent Research Group	9/22/2004	11.00	14.1%
L	Stifel Nicolaus	12/6/2004	$51.00	16.7%
	Independent Research Group	12/8/2004	49.00	12.2%
	Bear Stearns	12/2/2004	41.00	(6.2%)
	Fulcrum Global Partners	11/16/2004	NA	NA

	U Target Share Price	Median L Target Share Price	Exchange Ratio [a] U / L	Exchange Ratio [a] L / U
Low	$11.00	$49.00	0.2245x	4.4545x
High	13.00	49.00	0.2653x	3.7692x

(a) Calculated based on median L target share price of $49.00.

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CONFIDENTIAL

Relative Value Considerations

Analyst Views on L Holding Company Discount

Broker	Report Date	L Price on Report Date	Target Price	NAV Price (a)	Premium / (Discount) to NAV (a): Target Price	Premium / (Discount) to NAV (a): Market Price (b)	Analyst Commentary
Independent Research Group	12/8/2004	$43.88	$49.00	$54.10	(9%)	(19%)	10% HoldCo discount to NAV due to broad array of partial interests
Stifel, Nicolaus & Company	12/6/2004	43.37	51.00	56.81	(10%)	(24%)	Lower discount than LMC due to higher mix of operating assets. Target price previously based on 15% holding company discount to NAV
Bear Stearns	12/2/2004	43.68	41.00	41.89	(2%)	4%	NA
Fulcrum Global Partners	11/16/2004	40.20	NA	44.34	NA	(9%)	Given L's holding company structure, we believe the best method to value the Company is based on a discount to its calculated NAV
		Median	$49.00	$49.22	(9%)	(14%)	
		Low	41.00	41.89	(10%)	(24%)	
		High	51.00	56.81	(2%)	4%	

Source: Wall Street research and Factset.
(a) NAV stands for Net Asset Value.
(b) Market prices as of date stated in report.

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CONFIDENTIAL

Relative Value Considerations

Analysis of Selected Precedent Squeeze Outs (Greater than $500 million)

Announcement Date	Acquiror	Target	% of Target Owned by Acquiror	Form of Consideration	Status	Deal Size ($MM)	Premium (%) [(a)(b)] One Day	One Week	One Month
January 10, 2005	News Corp	Fox Entertainment	82%	Stock	Pending	$5,860	10.9%	10.8%	14.3%
August 2, 2004	Cox Enterprises Inc	Cox Comm	62	Cash	Completed	7,900	26.0	24.6	25.2
April 9, 2003 [(c)]	InterActive Corp	Hotels.com	68	Stock	Completed	1,112	14.3	13.4	41.8
March 19, 2003 [(c)]	InterActive Corp	Expedia Inc	59	Stock	Completed	3,309	29.2	37.0	73.4
August 10, 2002 [(c)]	InterActive Corp	Ticketmaster	64	Stock	Completed	732	20.4	(3.4)	(4.3)
February 15, 2002	Xcel Energy Inc	NRG Energy Inc	74	Stock	Completed	547	28.6	34.0	(17.9)
February 4, 2002	Limited Inc	Intimate Brands Inc	84	Stock	Completed	1,660	10.2	18.0	39.9
June 6, 2001	Liberty Mutual Insurance	Liberty Financial Cos	70	Cash	Completed	536	24.8	40.1	40.4
February 15, 2001	Westfield America Trust	Westfield America Inc	78	Cash	Completed	1,051	12.5	11.7	14.5
September 21, 2000	Ford Motor Co	Hertz Corp	82	Cash	Completed	734	46.4	42.7	12.0
August 30, 2000	AXA Group	AXA Financial Inc	60	Stock & Cash	Completed	11,189	13.0	18.1	54.4
August 15, 2000	Viacom Inc	Infinity Broadcasting	64	Stock	Completed	13,649	19.2	13.5	14.1
August 14, 2000	News Corp Ltd	BHC Comm Inc	76	Stock & Cash	Completed	888	24.7	21.5	17.1
March 17, 2000	BP Amoco PLC	Vastar Resources Inc	81	Cash	Completed	1,576	16.2	35.0	69.4
January 31, 2000	Thermo Electron Corp	Thermo Instrument Sys	85	Stock	Completed	832	(12.0)	(21.4)	14.6
May 7, 1999	McDermott Intl Inc	J Ray McDermott SA	63	Cash	Completed	515	16.8	13.1	19.3
June 26, 1997	Rhone-Poulenc SA	Rhone-Poulenc Rorer Inc	65	Cash	Completed	4,832	22.1	22.8	29.3
August 25, 1995	Berkshire Hathaway Inc	GEICO Corp	53	Cash	Completed	2,349	25.6	23.1	25.3
April 7, 1995	McCaw Cellular Comm	LIN Bdcstg	52	Cash	Completed	3,209	6.9	6.7	1.3

All Stock Deals (Exchange Ratio Premium)	1-Day	1-Week	1-Month
Median	19.2%	13.5%	14.6%
Average	15.7%	13.0%	23.1%
High	29.2%	37.0%	73.4%
Low	(12.0%)	(21.4%)	(17.9%)

All Deals (Stock Price Premium) [(b)]	1-Day	1-Week	1-Month
Median	19.8%	19.8%	22.2%
Average	19.2%	19.5%	26.1%
High	46.4%	42.7%	73.4%
Low	(12.0%)	(21.4%)	(17.9%)

Source: SDC and public information. Data for squeeze out transactions from January 1, 1995 to current with transaction value over $500 million.
(a) News Corp / Fox Entertainment transaction is excluded from average and median calculations.
(b) Premiums for all stock deals calculated on an exchange ratio basis, while all other deals are calculated on a price premium.
(c) Premiums based on date of amended offers (dates as listed) as IACI's original announcement on June 3, 2003 was withdrawn on June 5, 2002.

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CONFIDENTIAL

Relative Value Considerations

L Sum-of-the-Parts valuation assuming U stake is valued at current market value

($ in millions)

		L % Ownership	Attributable Equity Value to L (Low)	Attributable Equity Value to L (High)	BAS Valuation $	BAS Valuation % of Total	BAS Valuation Methodology
Cash & Equivalents	Estimated Cash Balance	100%		$1,470	$1,470	17%	Face value
	ABC Family Preferred	100%		317	317	4%	Face value, net of estimated tax on gain
	Other	100%		306	306	3%	Face value
	Total			**$2,092**	**$2,092**	**24%**	Face value
Public Assets	U	54%		$4,185	$4,185	47%	Market value
	News Corp.	< 1%		63	63	1%	At market, net of estimated tax on gain
	The Wireless Group	27%		36	36	0%	Market value
	Total			**$4,284**	**$4,284**	**48%**	
Private Holdings	J-COM	45%	$1,596 -	$1,823	$1,709	19%	9x - 10x attributable 2005E EBITDA and DCF
	JPC	50%	446 -	535	491	6%	10x - 12x attributable 2005E EBITDA
	L Cablevision PR	100%	146 -	180	163	2%	8x - 9x 2005E EBITDA
	TyC	66%	36 -	52	44	0%	6x - 8x 2005E EBITDA
	Pramer	100%	24 -	34	29	0%	6x - 8x 2005E EBITDA
	Other	various	71 -	71	71	1%	At cost
	Total		**$2,388**	**$2,765**	**$2,506**	**28%**	
	Estimated Net Asset Value		**$8,764 -**	**$9,141**	**$8,882**	**100%**	
	Per Share		**$50.45 -**	**$52.62**	**$51.13**	**100%**	

Source: Wall Street research, Factset, Company filings and Company information.

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CONFIDENTIAL

Relative Value Considerations

L's holding company discount using various valuation methodologies for U

($ in millions)

U Valuation Based On:	Illustrative HoldCo Discount	Implied L Share Price	Premium / (Discount) to Current	Implied Exchange Ratio U / L	Implied Exchange Ratio L / U
Current Market Share Price of $9.64 as of 1/14/05	0%	$51.13	17%	0.1886x	5.3035x
	10%	46.01	5%	0.2095x	4.7732x
	15%	$43.69	0%	0.2206x	4.5322x
	20%	40.90	(6%)	0.2357x	4.2428x
Selected Publicly Traded Company Valuation (a)	0%	$49.35	13%	0.1809x	5.5272x
	10%	44.41	2%	0.2010x	4.9745x
	11%	$43.69	0%	0.2043x	4.8937x
	20%	39.48	(10%)	0.2262x	4.4218x
Discounted Cash Flow Analysis	0%	$52.93	21%	0.1957x	5.1086x
	10%	47.63	9%	0.2175x	4.5977x
	17%	$43.69	0%	0.2371x	4.2172x
	20%	42.34	(3%)	0.2447x	4.0869x

Current Holding Company Discount to L Trading Value

Source: Wall Street research, Factset, Company filings and Company information.
(a) Valued at 8.9x 2005E EBITDA, based on median trading multiples for US cable companies.

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CONFIDENTIAL

Selected Publicly Traded Company Analysis

The multiple implied for U in this transaction is in line with the multiples of its comparable companies



CABLE ENTERPRISE VALUE / 2005E EBITDA (a)
12.0x
10.0
8.0
6.0
4.0
2.0
0.0
9.4x
7.9x
9.8x
10.0x
8.7x
8.9x
'05 US Median 8.9x
6.6x
5.6x
'05 Euro Median 6.1x
U (b)
Cablevision
Charter
Comcast
Insight
Mediacom
NTL
Telewest

Source: Factset, Wall Street research and company filings. Stock prices as of January 14, 2005.
(a) All multiples are adjusted for non-cable and/or unconsolidated assets per Wall Street research.
(b) U multiple is based on current market share price.

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Relative Value Considerations

U Illustrative Discounted Cash Flow (DCF) Analysis – Wall Street Research Case

($ in millions, except per share amounts)

Key Assumptions

Fiscal Years ending December 31,	Estimated PF 2004	Projected 2005E	2006E	2007E	2008E	2009E	CAGR '04-'09
Net Sales	$2,835	$3,207	$3,409	$3,630	$3,866	$4,101	8%
% Growth	*NM*	*13%*	*6%*	*7%*	*6%*	*6%*	
EBITDA	914	1,161	1,252	1,350	1,448	1,552	*11%*
% Net Sales	*32%*	*36%*	*37%*	*37%*	*37%*	*38%*	
Less: Taxes @ 40 % [(a)]	(24)	0	0	0	0	0	
Less: Capital Expenditures	(426)	(651)	(574)	(592)	(660)	(582)	
% of Net Sales	*15%*	*20%*	*17%*	*16%*	*17%*	*14%*	
Less: Change in Working Capital	48	63	17	7	6	0	
Unlevered Free Cash Flow	$512	$573	$695	$765	$794	$970	*14%*

DCF Summary

Discount Rate	8.0%			10.0%			12.0%		
Terminal EBITDA Multiple	8.0x	9.0x	10.0x	8.0x	9.0x	10.0x	8.0x	9.0x	10.0x
Terminal Value	$12,419	$13,972	$15,524	$12,419	$13,972	$15,524	$12,419	$13,972	$15,524
PV of Terminal Value	8,452	9,509	10,565	7,711	8,675	9,639	7,047	7,928	8,809
PV of 05-'09 Cash Flows	$2,978	$2,978	$2,978	$2,815	$2,815	$2,815	$2,665	$2,665	$2,665
Implied Cable Enterprise Value (EV)	$11,430	$12,487	$13,543	$10,526	$11,490	$12,454	$9,712	$10,593	$11,474
Plus: Unconsolidated Asset Value	514	514	514	514	514	514	514	514	514
Adjusted Enterprise Value	11,945	13,001	14,058	11,041	12,005	12,969	10,227	11,108	11,989
Implied Value of Equity	8,303	9,360	10,416	7,399	8,363	9,327	6,585	7,466	8,347
Price per Share [(b)]	$10.29	$11.60	$12.91	$9.17	$10.36	$11.56	$8.16	$9.25	$10.34
Premium to Current [(c)]	*7%*	*20%*	*34%*	*(5%)*	*7%*	*20%*	*(15%)*	*(4%)*	*7%*
Implied Cable EV / 2005E EBITDA	9.8x	10.8x	11.7x	9.1x	9.9x	10.7x	8.4x	9.1x	9.9x

Source: Wall Street research.
(a) Company is not expected to be a tax payer during the projection period, per Wall Street research.
(b) Assumes approximately 807.1 million fully-diluted shares outstanding, pro forma for stock acquisition of L's interest in Metropolis.
(c) Current share price of $9.64 as of January 14, 2004.

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CONFIDENTIAL

Relative Value Considerations

J-COM Illustrative Discounted Cash Flow (DCF) Analysis – Management Case

(Yen in millions, except per share amounts)

	Fiscal Years ending December 31,	Estimated 2004E	2005E	Projected 2006E	2007E	2008E	CAGR '04-'08
Key Assumptions	Net Sales	159,787	186,077	214,556	246,901	276,284	15%
	% Growth	12%	16%	15%	15%	12%	
	EBITDA	62,208	74,670	88,166	106,384	123,258	19%
	% Net Sales	39%	40%	41%	43%	45%	
	Less: Taxes		(4,387)	(8,186)	(14,812)	(22,734)	
	Less: Capital Expenditures		(56,385)	(63,199)	(65,621)	(60,296)	
	Less: Change in Working Capital		4,425	2,703	3,771	4,320	
	Unlevered Free Cash Flow		18,226	19,484	29,721	44,549	NA

	Discount Rate	8.0%			10.0%			12.0%		
	Terminal EBITDA Multiple	8.0x	9.0x	10.0x	8.0x	9.0x	10.0x	8.0x	9.0x	10.0x
DCF Summary	Terminal Value	986,064	1,109,322	1,232,580	986,064	1,109,322	1,232,580	986,064	1,109,322	1,232,580
	PV of Terminal Value	724,786	815,385	905,983	673,495	757,682	841,869	626,661	704,994	783,327
	PV of '05-'08 Cash Flows	89,920	89,920	89,920	85,430	85,430	85,430	81,273	81,273	81,273
	Implied Enterprise Value (EV)	814,706	905,304	995,903	758,925	843,112	927,299	707,935	786,267	864,600
	Less: Net Debt	(220,679)	(220,679)	(220,679)	(220,679)	(220,679)	(220,679)	(220,679)	(220,679)	(220,679)
	Implied Equity Value	594,027	684,625	775,224	538,246	622,433	706,620	487,256	565,588	643,921
	Attributable JCOM Ownership	79%	79%	79%	79%	79%	79%	79%	79%	79%
	Attributable Equity Value	471,657	543,593	615,528	427,367	494,212	561,056	386,881	449,077	511,273
	Implied Value of L Stake	214,132	246,791	279,450	194,025	224,372	254,719	175,644	203,881	232,118
	Implied Value of L Stake ($ in mm)[(a)]	$2,099	$2,419	$2,739	$1,902	$2,199	$2,497	$1,722	$1,998	$2,275
	Implied EV / 2005E EBITDA	10.9x	12.1x	13.3x	10.2x	11.3x	12.4x	9.5x	10.5x	11.6x

Source: Company information, reflects 100% consolidated ownership unless otherwise specified.
(a) Calculated using US$ exchange rate of 0.0098 per ¥, as of January 14, 2005.

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